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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM 8-K

                                 CURRENT REPORT

                    Pursuant to Section 13 or 15 (d) of the
                        Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)   October 14, 1997
                                                --------------------------------

               CAPTEC FRANCHISE CAPITAL PARTNERS L.P. IV
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          (Exact name of registrant as specified in its charter)


DELAWARE                                             333-9371                    38-3304095
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(State or other jurisdiction of incorporation)  (Commission File No.)  (IRS Employer Identification No.)

24 FRANK LLOYD WRIGHT DR. , P.O. BOX 544, ANN ARBOR, MI  48106
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          (Address of principal executive offices)  (Zip Code)

Registrant's telephone number, including area code: (313) 994-5505
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(800) 522-7832
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                                Not Applicable
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        (Former name or former address, if changed since last report)



















    This document contains 5 pages.  There are no exhibits attached hereto.



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Item 2. Acquisition of Assets

     Capitalized terms not otherwise defined herein shall have the same meaning as in the prospectus of Captec Franchise Capital Partners L.P. IV (the "Partnership") dated December 23, 1997, as supplemented to date (the "Prospectus").

     On October 14, 1997, the Partnership acquired the land and 7,488 square foot building comprising a Hollywood Video located at 1491 Main Street, Hamilton, Ohio. (the "Hollywood Video Property"). The Hollywood Video Property was constructed for its present use in 1997 and was fully operational at the time of the purchase. The Hollywood Video Property was purchased from Blue Freedom Holdings, LLC, a Kentucky limited liability company and leased to Hollywood Entertainment Corporation, an Oregon corporation ("Hollywood Entertainment"). The headquarter offices of Hollywood Entertainment are located at 25600 S.W. Parkway Center Drive, Wilsonville, Oregon. The Partnership purchased a fee simple interest in the Hollywood Video Property for a purchase price of $1,386,000 which was negotiated by an affiliate of the Managing General Partner who considered factors such as the potential value of the site, the financial condition and business and operating history of Hollywood Entertainment and demographic data for the area in which the Hollywood Video Property is located. The purchase price for the Hollywood Video Property is supported by an independent MAI appraisal. The Partnership purchased the Hollywood Video Property with cash from offering proceeds. It is anticipated that the Hollywood Video Property will be leveraged as provided for in the Prospectus, however, the Partnership presently does not have a financing commitment.

     The Partnership purchased the property subject to a lease between Blue Freedom Holdings, LLC and Hollywood Entertainment which commenced on July 24, 1997 (the "Hollywood Video Lease"). The Hollywood Video Lease is an absolute net lease, whereby Hollywood Entertainment is responsible for all expenses related to the Hollywood Video Property including real estate taxes, insurance, maintenance and repair costs. The Hollywood Video Lease term expires on July 30, 2012 with three renewal options of five years each. The initial annual rent is equal to eleven percent (11%) of the purchase price and will be payable in monthly installments on the first day of each month. Thus, based on the purchase price of $1,386,000 the rent in the first year of the Hollywood Video Lease is $152,418 per year, or $12,701.50 per month. The annual rent shall be adjusted on the first day of the sixty-first month and every sixty months thereafter by the lesser of the Percentage CPI Increase, as defined in the Hollywood Video Lease or ten percent (10%).

     An Affiliate of the Managing General Partner analyzed demographic, geographic and market diversification data for the area in which the Hollywood Video Property is located and reviewed the appraisal of the Hollywood Video Property and the analysis regarding comparable properties contained therein. Based upon the foregoing, the General Partners are unaware of any unfavorable competitive conditions regarding the Hollywood Video Property. The General Partners believe that the amount of insurance carried by Hollywood Entertainment is adequate.

     The current annual rent per square foot for the Hollywood Video Property is $20.35 per square foot. The depreciable basis of the Hollywood Video Property for federal tax purposes is $811,000 and it will be depreciated using the straight line method over 39 years, a rate of $20,795 per year.

     An affiliate of the Managing General Partner has received an Acquisition Fee from the Partnership in an amount equal to $55,440 and expects to receive an additional fee of $13,860 from the Partnership after leveraging the Property, as provided for in the Prospectus. These fees are being paid for services rendered in connection with the selection, evaluation and acquisition of the Hollywood Video Property, as provided for in the Partnership Agreement. In addition, Hollywood Entertainment has paid to the same affiliate a commitment fee equal to $13,860 as provided for in the Partnership Agreement. The Tenant also paid all of the expenses incident to the closing of the

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transaction contemplated by this commitment including, without limitation, title insurance premiums, recording fees and expenses and transfer taxes.

     The Hollywood Video Lease contains material default provisions that include, but are not limited to: (i) the vacating or abandonment of the Hollywood Video Property by Hollywood Entertainment; (ii) the failure by Hollywood Entertainment to make any payment due under the Hollywood Video Lease; (iii) the failure by Hollywood Entertainment to observe or perform any of the covenants, conditions, or provisions of the Hollywood Video Lease; and
(iv) the making by Hollywood Entertainment of any general arrangement or general assignment for the benefit of creditors. In the event of a material default by Hollywood Entertainment, the Hollywood Video Lease contains remedy provisions which are summarized as follows: (i) the Partnership may terminate the Hollywood Video Lease and take possession of the Hollywood Video Property, in which case the Partnership would be entitled to damages incurred by reason of the material default; (ii) the Partnership may maintain Hollywood Entertainment's right to possession of the Hollywood Video Property, in which case the Hollywood Video Lease would continue to be in effect; or (iii) the Partnership may pursue any other legal remedy available.


Item 7. Financial Statements and Exhibits

        (b)  Pro forma financial information.

                FORCASTED STATEMENT OF TAXABLE OPERATING RESULTS
              FOR THE TWELVE MONTH PERIOD ENDING OCTOBER 30, 1998
                                  (unaudited)


                                       12 Months
                                       ---------
Revenue:
     Base rent                         $152,418

Expenses:
     Asset management fee                 1,524
                                       --------

Operating Cash Flow                     150,894

Less:
     Depreciation                        20,795
                                       --------

Net taxable operating Income           $130,099
                                       ========


           NOTES TO FORECASTED STATEMENT OF TAXABLE OPERATING RESULTS
              FOR THE TWELVE MONTH PERIOD ENDING OCTOBER 31, 1998


1.   Rental Revenue

     Projected revenue is based upon monthly rent of $12,701.50 as stated in the Hollywood Video Lease.

2.   Operating Expense

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     The Hollywood Video Property will be leased under an absolute net lease whereby Hollywood Entertainment is obligated to pay all expenses related to the Hollywood Video Property including taxes, insurance, maintenance and repair costs. The Partnership will not be responsible for operating expenses attendant to the ownership of the Hollywood Video Property, except for asset management fees.

3.   Asset Management Fee Expense

     An asset management fee is payable to an affiliate of the Managing General Partner in an amount equal to 1% of rental revenue. Payment of such fee is subordinated to receipt by the Limited Partners of their 10% Current Preferred Return.

4.   Depreciation

     The Hollywood Video Property will be depreciated using the straight line method over 39 years. The depreciable basis of the Hollywood Video Property for federal tax purposed is $811,000.




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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   By: Captec Franchise Capital Corporation IV
                                       Managing General Partner of
                                       Captec Franchise Capital Partners L.P. IV



                                   By: /s/ W. Ross Martin
                                       -----------------------------------------
                                       W. Ross Martin
                                       Chief Financial Officer and Sr. Vice
                                       President,
                                       a duly authorized officer

                                   Date: October 16, 1997






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